UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 20, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

————————————————————————————————————

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2015, the Board of Directors of Invacare Corporation (the “Company”) elected Marc M. Gibeley as a member of the Company’s Board of Directors, effective immediately, on the unanimous recommendation of the Nominating and Governance Committee of the Board of Directors. Mr. Gibeley has been elected to serve a term expiring at the Company’s 2016 Annual Meeting of Shareholders. Mr. Gibeley has been appointed to the Company’s Audit Committee, where he replaces Baiju R. Shah, who has ceased serving on the committee.

Mr. Gibeley, 51, serves as Head of Diabetes Care North America for Roche Holding AG, a role he has held since May 2011. At Roche, Mr. Gibeley is responsible for all aspects of Roche’s diabetes care business in the United States and Canada, including sales, marketing, finance, customer support and product launches for the company's blood glucose monitoring and insulin pump business. From 2008 through 2011, Mr. Gibeley served as the President and Chief Executive Officer of WaveRx, a venture-backed diabetic neuropathy medical device business. Prior to joining WaveRx, Mr. Gibeley worked for several consumer packaged goods companies, including Procter and Gamble, Gillette, Eastman Kodak and Kraft Foods. Mr. Gibeley graduated from the United States Naval Academy in 1987.

There is no arrangement or understanding between Mr. Gibeley and any other person pursuant to which Mr. Gibeley was elected as a director of the Company. Mr. Gibeley has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 20, 2015, the Company issued a press release announcing the election of Mr. Gibeley to the Board of Directors, which is attached as Exhibit 99.1 to this Form 8-K
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 20, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: November 20, 2015	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 20, 2015.